Exhibit 10.64

RESTRICTED SHARE UNIT AWARD AGREEMENT

This Restricted Share Unit Award Agreement (this “Agreement”) is made and entered into as of _______________ (the “Grant Date”) by and between 1847 Holdings LLC, a Delaware limited liability company (the “Company”), and ______________ (the “Grantee”).

RECITALS

WHEREAS, the Company has adopted the 1847 Holdings LLC 2023 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Share Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Share Units provided for herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Share Units. Pursuant to Article 8 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award for _________ Restricted Share Units (the “RSUs”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan. Each RSU represents the right to receive one Share upon vesting of such RSU.

2. Consideration. The grant of the RSUs is made in consideration of the services to be rendered by the Grantee to the Company, its Affiliates and/or its Subsidiaries.

3. Vesting.

3.1. The RSUs will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth below, subject to the Grantee’s Continuous Service through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement. The RSUs which have vested and are no longer subject to forfeiture are referred to as “Vested RSUs.” All RSUs which have not become Vested RSUs are referred to as “Nonvested RSUs.”

Vesting Date	Number of RSUs
[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]
[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

3.2. Except as otherwise provided herein, if the Grantee’s Continuous Service terminates for any reason other than the Grantee’s (a) death, (b) Disability, (c) retirement, or (d) termination by the Company without Cause, any Nonvested RSUs will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

3.3. In the event of the Grantee’s death, Disability, retirement, or termination by the Company without Cause, all Nonvested RSUs shall become fully vested and no longer such just to forfeiture upon the date of such event.

3.4. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion, of the Grantee’s Nonvested RSUs at any time, subject to the terms of the Plan and this Agreement. If so accelerated, the RSUs will be considered as having vested as of the date specified by the Committee or an applicable written agreement, but the Committee will have no right to accelerate any payment under this Agreement if such acceleration would cause this Agreement to fail to comply with Section 409A.

4. Payment Upon Vesting.

4.1. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 3 hereof, but in no event later than thirty (30) days after such vesting date, the Company shall deliver to the Grantee (or any transferee permitted under Section 5 hereof) a number of Shares, either by delivering one or more certificates for such shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion, equal to the number of RSUs subject to this award that vest on the applicable vesting date, unless such RSUs terminate prior to the given vesting date pursuant to Section 3 hereof.

4.2. The Company shall have the right, and is hereby authorized, to withhold any applicable withholding taxes in respect of the RSUs awarded by this Agreement, their grant, vesting or otherwise, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes, which may include, without limitation, reducing the number of Shares otherwise distributable to the Grantee by the number of Shares whose Fair Market Value is equal to the amount of tax required to be withheld by the Company as a result of the vesting or settlement or otherwise of the RSUs.

4.3. The Company shall not be obligated to deliver any new certificate representing Shares to the Grantee or the Grantee’s legal representative or enter such Shares in book entry form unless and until the Grantee or the Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local or foreign taxes applicable to the taxable income of the Grantee resulting from the grant or vesting of the RSUs or the issuance of Shares.

5. Conditions to Delivery of Shares. Subject to Section 3, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder or portion thereof prior to the admission of such Shares to listing on all stock exchanges on which such Shares are then listed and the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable.

6. No Rights as Shareholder; Dividend Equivalent Rights.

6.1. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder.

6.2. In accordance with Article 13 of the Plan, this Award is granted together with Dividend Equivalent Rights. Whenever a dividend is paid with respect to the Shares, a corresponding Dividend Equivalent Right shall be credited with respect to each outstanding RSU then held by the Grantee in a number of additional full RSUs calculated based on the Fair Market Value of the Shares at the time such dividend is paid. Any such additional RSUs shall be subject to the same vesting, forfeiture, settlement and other terms and conditions as the underlying RSUs with respect to which they were credited.

7. Change of Control. Upon the occurrence of a Change of Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of this Award, including, without limitation, the following (or any combination thereof): (a) continuation or assumption of the Award under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for the Award (with appropriate adjustments to the type of consideration payable upon settlement of the Award); (c) accelerated exercisability, vesting and/or payment under the Award immediately prior to or upon the occurrence of such event or upon a termination of employment or other service following such event; and (d) if all or substantially all of the Company’s outstanding Shares are transferred in exchange for cash consideration in connection with such Change of Control, cancellation of all or any portion of the Award for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee.

8. Grant is Not Transferable. During the lifetime of Grantee, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

10. No Impact on Other Benefits. The value of the Grantee’s RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

11. Investment Representation. The Grantee must, within five (5) days of demand by the Company, furnish the Company an agreement satisfactory to the Company in which the Grantee represents that the Shares acquired upon vesting are being acquired for investment. The Company will have the right, at its election, to place legends on the certificates representing the Shares so being issued with respect to limitations on transferability imposed by federal and/or state laws, and the Company will have the right to issue “stop transfer” instructions to its transfer agent.

12. Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the RSUs pursuant to this Agreement.

13. Compliance with Law. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, state and applicable foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

16. RSUs Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any RSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

21. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the RSUs or disposition of the Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

24. Section 409A. The RSUs are intended to be exempt from Section 409A and this Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves the right to unilaterally amend this Agreement without the consent of the Grantee in order to maintain an exclusion from the application of, or to maintain compliance with, Section 409A; and the Grantee hereby acknowledges and consents to such rights of the Committee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

1847 HOLDINGS LLC

By:
Name:
Title:

Address:

GRANTEE:

(Signature)

(Name)

Address:

SSN:

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